                                   EXHIBIT 11

                             CASTLE BANCGROUP, INC.
                        COMPUTATION OF PER SHARE EARNINGS

The components of basic and diluted EPS for the periods ended September 30, 1998 and 1997 were as follows: (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

-------------------------------------------------------------------------------------------------
                                                                          1998          1997
-------------------------------------------------------------------------------------------------
Basic EPS:
   Net Income                                                               3,875         2,018
   Less: preferred stock dividends:                                           (18)         (151)
                                                                        ---------     ----------
     Income available to common stockholders                                3,857         1,867
                                                                        ---------     ----------

   Average common shares                                                2,161,314     2,077,795
                                                                        ---------     ----------

   Basic EPS                                                                 1.78           .90
                                                                        ---------     ----------

Diluted EPS:
   Income available to common stockholders                                  3,857         1,867
   Assumed conversion of preferred stock (anti-dilutive in 1997)               18           N/A
                                                                        ---------     ----------

     Income available to common stockholders after assumed conversion       3,875         1,867
                                                                        ---------     ----------

   Average common shares                                                2,161,314     2,077,795

   Assumed conversion of preferred stock (anti-dilutive in 1997)           11,392           N/A

   Assumed exercise of stock options                                       17,492        17,118
                                                                        ---------     ----------

     Average common shares after assumed conversions                    2,190,198     2,094,913
                                                                        ---------     ----------

   Diluted EPS                                                               1.77           .89
                                                                        ---------     ----------
-------------------------------------------------------------------------------------------------


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